EXHIBIT 23.1



                [Letterhead Danziger Hochman Partners LLP]





         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the inclusion in this Amendment No.7 to the Registration Statement on Form SB-2 of Vital Products, Inc. of our report dated September 19, 2007 relating to our audits of the financial statements of Vital Products, Inc. for the years ended July 31, 2007 and 2006.


/s/Danziger Hochman Partners LLP
 -------------------------------------
Danziger Hochman Partners LLP
Toronto, Canada
January 28, 2008

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